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
AMERICAN EXPRESS INNOVATIONS (SM)                                                             ADMINISTRATIVE OFFICES:       AMERICAN
VARIABLE ANNUITY APPLICATION                                                                  829 AXP Financial Center       EXPRESS
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY                                                    Minneapolis, MN 55474       (R) [LOGO]

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1. OWNER (check one)

[ ] Same as Annuitant (Do not complete Annuitant information below)        HOME TELEPHONE NUMBER (            ) ____________________
[ ] Joint with Annuitant (Spouse only) -- Only available for
    Non-qualified Annuities                                                E-MAIL ADDRESS __________________________________________
[ ] Other

NAME (First, Middle Initial, Last)

____________________________________________________________________________________________________________________________________
ADDRESS (Street Address or P.O. Box, City, State, ZIP)

____________________________________________________________________________________________________________________________________
CITIZENSHIP [ ] U.S.  [ ] Other (Country) _______________________ SEX [ ]  M [ ] F
DATE OF BIRTH (MM/DD/YY) ____________________________ SOCIAL SECURITY NUMBER (Tax Identification Number) ___________________________

For joint spousal owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under SECTION 7 Remarks and Special Instructions.
====================================================================================================================================
2. ANNUITANT NAME (First, Middle Initial, Last)

____________________________________________________________________________________________________________________________________
ADDRESS (Street Address or P.O. Box, City, State, ZIP)

____________________________________________________________________________________________________________________________________
CITIZENSHIP [ ] U.S.  [ ] Other (Country) _______________________ SEX [ ]  M [ ] F
DATE OF BIRTH (MM/DD/YY) ____________________________ SOCIAL SECURITY NUMBER (Tax Identification Number) ___________________________
====================================================================================================================================
3. PRIMARY BENEFICIARY (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

____________________________________________________________________________________________________________________________________
CONTINGENT BENEFICIARY (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

____________________________________________________________________________________________________________________________________
====================================================================================================================================
4. REPLACEMENT

Will the annuity applied for replace any existing insurance or annuity?  [ ] Yes  [ ] No
If YES, provide details - company, contract number, amount, reason - under SECTION 7 Remarks and Special Instructions.

====================================================================================================================================
5. TYPE OF ANNUITY (check one) [ ] Non-qualified  [ ] Traditional Individual Retirement Annuity (IRA)  [ ] SEP-IRA  [ ] Roth IRA
                               [ ] TSA Rollover

IF IRA (check and complete applicable types)
  Traditional IRA:   Amount $ ________________ for ___________ (year)                  Rollover IRA:   Amount $ ____________
  Traditional IRA:   Amount $ ________________ for ___________ (year)        Trustee to Trustee IRA:   Amount $ ____________
Roth Contributory:   Amount $ ________________ for ___________ (year)           Roth Conversion IRA:   Amount $ ____________
Roth Contributory:   Amount $ ________________ for ___________ (year)
          SEP-IRA:   Amount $ ________________ for ___________ (year)
          SEP-IRA:   Amount $ ________________ for ___________ (year)

NOTE: If purchasing an annuity within a tax-deferred retirement plan (i.e., IRA or TSA), SECTION 10 MUST also be completed.
====================================================================================================================================
6. BENEFIT SELECTION

o MUST SELECT ONE                        | o OPTIONAL                               |
-----------------                          ----------
If you and the annuitant are age 79 or   | OPTIONAL BENEFIT SELECTION               |
younger, please make a death benefit     | [ ] Guaranteed Minimum Income Benefit    |
selection below. If no selection is      |     Rider -- GMIB (through annuitant's   |
made, the death benefit will default to  |     age 75; must also select Option      |
Option A.                                |     B -- MAV Rider), OR                  |
                                         | [ ] Performance Credit Rider (not        |
[ ] Option A -- Return of Purchase       |     available with GMIB)                 |
    Payment (ROP)                        |                                          |
[ ] Option B -- Maximum Anniversary      | NON-QUALIFIED ANNUITY RIDERS THROUGH AGE |
    Value (MAV)                          | 75 (YOU MAY ONLY SELECT ONE)             |
                                         | [ ] Benefit Protector(SM) Death Benefit  |
                                         |     Rider OR                             |
                                         | [ ] Benefit Protector(SM) Plus Death     |
                                         |     Benefit Rider (exchanges or          |
                                         |     transfers only)                      |
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7. REMARKS AND SPECIAL INSTRUCTIONS (including special mailing instructions) ________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

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8. PURCHASE PAYMENTS Initial Purchase Payment $_______________________________
(FOR DCA, SIP, REBALANCING AND INTEREST SWEEP OPTIONS COMPLETE THE INVESTMENT
OPTIONS FORM.)

Payment Allocation*

FIXED ACCOUNT
_____% AEL One-Year Fixed Account

GUARANTEE PERIOD ACCOUNTS
($1,000 MINIMUM PER GPA)
_____% 2 Year Guarantee Period Account
_____% 3 Year Guarantee Period Account
_____% 4 Year Guarantee Period Account
_____% 5 Year Guarantee Period Account
_____% 6 Year Guarantee Period Account
_____% 7 Year Guarantee Period Account
_____% 8 Year Guarantee Period Account
_____% 9 Year Guarantee Period Account
_____% 10 Year Guarantee Period Account

CASH EQUIVALENTS
_____% AXP(R) VP - Cash Management Fund

SHORT-TERM FIXED INCOME
_____% AXP(R) VP - Federal Income Fund

LONG-/INTERMEDIATE-TERM FIXED INCOME
_____% AXP(R) VP - Bond Fund

HIGH-YIELD FIXED INCOME
_____% Oppenheimer High Income Fund/VA, Service Shares

MULTI-SECTOR FIXED INCOME
_____% Oppenheimer Strategic Bond Fund/VA, Service Shares

LARGE CAP STOCK
_____% AIM V.I. Basic Value Fund, Series II Shares
_____% AIM V.I. Capital Development Fund, Series II Shares
_____% AIM V.I. Premier Equity Fund, Series II Shares
_____% Alliance VP Growth and Income Portfolio (Class B)
_____% Alliance VP Premier Growth Portfolio (Class B)
_____% AXP(R) VP - Diversified Equity Income Fund
_____% AXP(R) VP - Growth Fund
_____% AXP(R) VP - New Dimensions Fund(R)
_____% AXP(R) VP - S&P 500 Index Fund
_____% Fidelity VIP Contrafund Portfolio Service Class 2
_____% Fidelity VIP Growth Portfolio Service Class 2
_____% MFS(R) Investors Growth Stock Series - Service Class
_____% Oppenheimer Capital Appreciation Fund/VA, Service Shares
_____% Putnam VT Growth & Income Fund - Class IB Shares
_____% Putnam VT Research Fund - Class IB Shares

MID CAP STOCK
_____% Fidelity VIP Mid Cap Portfolio Service Class 2
_____% FTVIPT Mutual Shares Securities Fund - Class 2
_____% Putnam VT Vista Fund - Class IB Shares

SMALL CAP STOCK
_____% AXP(R) VP - Partners Small Cap Value Fund
_____% FTVIPT Franklin Small Cap Fund - Class 2
_____% FTVIPT Franklin Small Cap Value Fund - Class 2
_____% MFS(R) New Discovery Series - Service Class
_____% Oppenheimer Main Street Small Cap Fund/VA, Service Shares

INTERNATIONAL STOCK
_____% Fidelity VIP Overseas Portfolio Service Class 2
_____% FTVIPT Templeton Foreign Securities Fund - Class 2
_____% Putnam VT International Growth Fund - Class IB Shares

WORLD STOCK
_____% Oppenheimer Global Securities Fund/VA, Service Shares

SPECIALTY/SECTOR
_____% Alliance VP Technology Portfolio (Class B)
_____% FTVIPT Franklin Real Estate Fund - Class 2
_____% MFS(R) Utilities Series - Service Class

BALANCED
_____% Alliance VP Total Return Portfolio (Class B)
_____% MFS(R) Total Return Series - Service Class

SPECIAL DCA
_____% Special DCA

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  100% MUST BE WHOLE NUMBERS AND TOTAL 100%

* Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.
==============================================================================
9. TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION

By checking "Yes," I/we hereby authorize and direct American Enterprise Life
Insurance Company (AEL) to accept telephone or electronic transaction instructions from the agent or registered/licensed assistant who can furnish proper identification to make transfers between accounts, change the allocation of future investments, and/or to request withdrawals to the extent authorized in the prospectus. AEL will use reasonable procedures to confirm that these instructions are authorized and genuine. AEL and I/we agree that these transactions will be made in accordance with procedures specified in the current prospectus for my AEL variable product.

This authorization is valid until I/we cancel it in writing. However, AEL may, without notice, cancel or suspend this authorization or certain transactions at any time.

I/we agree to hold harmless and indemnify AEL and its affiliates, including each of their directors, officers, employees and agents, for any loss, liability or expense arising from such instructions. [ ] YES

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10. IF THIS ANNUITY CONTRACT WILL BE USED TO FUND A TAX-DEFERRED RETIREMENT
    PLAN, PLEASE READ AND COMPLETE THE INFORMATION REQUESTED

    1. I understand that I am purchasing an annuity that will be used to fund a retirement plan that is tax-deferred under the Internal Revenue Code.

    2. I understand that any tax deferral benefits will be provided by the retirement plan, and that my annuity will not provide any necessary or additional tax deferral benefits.

    3. I have received a copy of "Things to Know About Using an Annuity to Fund Your Tax-Deferred Retirement Plan" and understand the contents.

    4. I have reviewed the costs of my annuity (including any mortality and expense risk fees, contract administrative charge, rider charges and withdrawal charges) and have decided that the benefits outweigh the costs for the following reasons (check or list all that apply):

       [ ] Access to multiple investment managers

       [ ] Access to a guaranteed interest rate in the fixed accounts

       [ ] Guaranteed lifetime income payout rates

       [ ] Ability to transfer among multiple investment options without additional charges

       [ ] Death benefit guarantees

       [ ] Retirement Income Guarantee

       Other (list) __________________________________________________________
       _______________________________________________________________________
       _______________________________________________________________________

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11. SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER CERTIFICATION

You certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that:

    (1) The number shown on this form is your correct taxpayer identification number (or you are waiting for a number to be issued to you), and

    (2) You are not subject to backup withholding because: (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding, and

    (3) You are a U.S. person (including a U.S. resident alien).

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

==============================================================================
12. I/WE AGREE THAT:

    1. All statements and answers given above are true and complete to the best of my/our knowledge and belief.

    2. Only an officer of American Enterprise Life Insurance Company can modify any annuity contract or waive any requirement in this application.

    3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in SECTION 7 Remarks and Special Instructions.

    4. I/WE ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS FOR THE VARIABLE
       ANNUITY.

    5. I/WE UNDERSTAND THAT EARNINGS AND VALUES, WHEN BASED ON THE INVESTMENT
       EXPERIENCE OF A VARIABLE FUND, PORTFOLIO, ACCOUNT OR SUBACCOUNT, ARE
       NOT GUARANTEED AND MAY BOTH INCREASE OR DECREASE. ALLOCATIONS AND
       TRANSFERS TO GUARANTEE PERIOD ACCOUNT(S) ARE SUBJECT TO MARKET VALUE
       ADJUSTMENTS PRIOR TO THE DATES SPECIFIED IN THE CONTRACT.

    6. Tax law requires that all non-qualified deferred annuity contracts issued by the same company, to the same contract owner, during the same calendar year are to be treated as a single, unified contract.
       The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts together.

    7. I/we acknowledge receipt of American Enterprise Life Insurance
       Company's Privacy Notice.

    8. I/we have read and understood the disclosures, if applicable, listed in SECTION 10 above.

    9. If this annuity replaces any existing insurance or annuity, I/we acknowledge receipt of the Variable Annuity Replacement Disclosure or equivalent disclosure.

   10. I/we acknowledge receipt of the Product Disclosure.

   11. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY
       PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO
       AVOID BACKUP WITHHOLDING. (SEE SECTION 11)

SIGNATURES

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LOCATION (City/State) _________________________________________    DATE ____________________

X
______________________________________________________
Owner Signature/Trustee or Custodian Signature
(if Owner is Trust or Custodial account)

X_____________________________________________________
Joint Owner (if any) Signature

X_____________________________________________________
Annuitant Signature (if other than Owner)

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13. STATE SPECIFIC INFORMATION/FRAUD WARNINGS

For applicants in Arizona:
                  -------
      WRITE TO US IF YOU WANT INFORMATION ABOUT YOUR ANNUITY CONTRACT BENEFITS
      AND PROVISIONS. WE'LL PROMPTLY SEND YOUR REQUESTED INFORMATION. IF FOR
      ANY REASON YOU ARE NOT SATISFIED WITH THE CONTRACT, YOU MAY RETURN IT TO
      US OR OUR AGENT WITHIN 10 DAYS AFTER RECEIVING IT. WE WILL REFUND AN
      AMOUNT EQUAL TO THE SUM OF THE CONTRACT VALUE AND ANY PREMIUM TAX
      CHARGES AND THE CONTRACT WILL THEN BE VOID.

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio and Pennsylvania:
                  --------  --------  -----  --- ------  ----     ------------
      ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE
      COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT
      OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE
      PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO
      COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH
      PERSON TO CRIMINAL AND CIVIL PENALTIES.

For applicants in Colorado:
                  --------
      ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE OR SHE IS
      FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES
      A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT, MAY BE GUILTY OF
      INSURANCE FRAUD.

For applicants in District of Columbia:
                  --------------------
      WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN
      INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON.
      PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY
      DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A
      CLAIM WAS PROVIDED BY THE APPLICANT.

For applicants in Florida:
                  -------
      ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE
      ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY
      FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF
      THE THIRD DEGREE.
      AGENT'S PRINTED NAME: __________________________________________________
      AGENT'S FLORIDA LICENSE ID #:___________________________________________

For applicants in Louisiana:
                  ---------
      ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR
      PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN
      AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO
      FINES AND CONFINEMENT IN PRISON.

For applicants in New Jersey:
                  ----------
      ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN
      APPLICATION FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL
      PENALTIES.

For applicants in Tennessee:
                  ---------
      IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING
      INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE
      COMPANY. PENALTIES INCLUDE IMPRISONMENT, FINES AND DENIAL OF INSURANCE
      BENEFITS.

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14. AGENT'S REPORT (Type or Print)

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
AGENT'S NAME _____________________________________________________   AGENT'S SOCIAL SECURITY NUMBER _____________________________

AGENCY NAME AND NUMBER (If applicable) __________________________________________________________________________________________

TELEPHONE NUMBER (             ) ____________________ FAX NUMBER (             ) ________________ SALE LOCATION _________________

E-MAIL ADDRESS __________________________________________________________________________________________________________________

BRANCH ADDRESS __________________________________________________________________________________________________________________

I hereby certify I personally solicited this application and that the application and this report are complete and accurate to the best of my knowledge and belief. If a replacement is occurring, I have provided details -- company, contract number, amount, reason -- under SECTION 7 Remarks and Special Instructions and have completed any state replacement requirements including any required state replacement forms (and I certify that only insurer approved sales materials were used and copies of all sales material were left with the customer).

| ------------------------------------------------------------------- | | ----------------------------------------------------- |
| CHECK ONE BOX BELOW                                                 | | FOR AGENT USE ONLY (check one)                        |
|                                                                     | | [ ] Option A [ ] Option B [ ] Option C                |
| To the best of my knowledge, this application [ ] DOES [ ] DOES NOT | | ----------------------------------------------------- |
| involve replacement of existing life insurance or annuities.        | |
|                                                                     |
| X______________________________________________________________     |
| Licensed Agent Signature                                            |
| ------------------------------------------------------------------- |

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271552                                                             Innovations
                                                               240195 A (1/03)